As filed with the Securities and Exchange Commission on July 30, 1999.
                                            Registration No. 333-____________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                OPEN MARKET, INC.
                       --------------------------------
            (Exact name of Registrant as specified in its charter)

            Delaware                                        04-3214536
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                    One Wayside Road, Burlington, MA 01803
                   ----------------------------------------
              (Address of principal executive offices) (Zip Code)

                           1996 DIRECTOR OPTION PLAN
                           -------------------------
                           (Full title of the Plan)

            Gary B. Eichhorn, President and Chief Executive Officer Open Market, Inc., One Wayside Road, Burlington, MA 01803
           ---------------------------------------------------------
                    (Name and address of agent for service)

                                (781) 359-3000
             -----------------------------------------------------
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
      Title of                          Proposed          Proposed
     Securities           Amount        Maximum           Maximum          Amount of
       to be               to be      Offering Price      Aggregate        Registration
     Registered         Registered     Per Share (1)   Offering Price (1)      Fee
     ----------         ----------     -------------   ------------------  ------------
  Common Stock,       100,000 shares     $13.4375          $1,343,750        $374.00
  $.001 par value
  per share
------------------------------------------------------------------------------------------

---------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 29, 1999.

PART I.  STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 333-06821 filed by the Registrant on June 26, 1996, relating to the Registrant's 1994 Stock Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan.

     This Registration Statement includes the following new information:

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 5. Interests of Named Experts and Counsel
             --------------------------------------

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Registrant by Hale and Dorr LLP (a partnership which includes professional corporations), 60 State Street, Boston, Massachusetts, 02109. Paul Brountas, Assistant Secretary of the Company, is a partner in the law firm of Hale and Dorr LLP. As of the date of this Registration Statement, certain partners of Hale and Dorr LLP own in the aggregate approximately 40,000 shares of the Registrant's Common Stock distributed to them by H&D Investments II, a partnership comprised of certain partners of Hale and Dorr LLP.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 30th day of July, 1999.

                                           OPEN MARKET, INC.


                                           By: /s/ Gary B. Eichhorn
                                              ----------------------------
                                                Gary B. Eichhorn
                                                President and
                                                Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Open Market, Inc., hereby severally constitute and appoint Gary B. Eichhorn, Eric J. Pyenson and John H. Chory, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Open Market, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         WITNESS our hands and common seal on the date set forth below.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


   Signatures                               Capacity                            Date
   ----------                               --------                            ----
 /s/ Gary B. Eichhorn                     President, Chief Executive            July 30, 1999
--------------------------                Officer and Director
Gary B. Eichhorn                          (Principal Executive Officer)


 /s/ Betty J. Savage                      Chief Financial Officer and           July 30, 1999
--------------------------                Vice President
Betty J. Savage                           (Principal Financial and
                                          Accounting Officer)


 /s/ Gulrez Arshad                        Director                              July 29, 1999
--------------------------
Gulrez Arshad

 /s/ Thomas H. Bruggere                   Director                              July 30, 1999
--------------------------
Thomas H. Bruggere

 /s/ Shikhar Ghosh                        Director                              July 30, 1999
--------------------------
Shikhar Ghosh

 /s/ William S. Kaiser                    Director                              July 30, 1999
--------------------------
William S. Kaiser

 /s/ Eugene F. Quinn                      Director                              July 30, 1999
--------------------------
Eugene F. Quinn

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number
------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-03340) and incorporated herein by reference)

4.2 Amended and Restated By-Laws of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-03340) and incorporated herein by reference)

5        Opinion of Hale and Dorr LLP

23.1     Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2     Consent of Arthur Andersen LLP

24.1 Power of Attorney (included in the signature pages of this Registration Statement)